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                                                                    EXHIBIT 10.4

                               LICENSE AGREEMENT

THIS AGREEMENT made the 21st day of September, 1999.


BETWEEN:

               NETSTAFF, INC.

               (herein called "Licensor")

                                                               OF THE FIRST PART

AND:

               COMMODORE SALES CORP.

               (herein called "Licensee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Licensor is the legal and beneficial owner of rights in certain computer software programs, related documentation and know-how which facilitate the operation of a multiple listing service for the professional staffing industry over an electronic computer network (the "Rights");

B. The Licensor has agreed to grant to the Licensee a non-transferable, non-sublicensable limited license for a term of Ten (10) years of the Rights for the purposes of exploiting same for commercial purposes to be agreed upon within South Africa exclusively (the "License").

NOW THEREFORE in consideration of the premises, covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both of the parties, the parties hereby agree as follows:

1.      GRANT OF LICENSE

1.1 Licensor hereby agrees to grant to the Licensee the License on the terms and conditions detailed herein.



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2.      OBLIGATIONS OF LICENSEE


2.1 The consideration payable by the Licensee for the License is the gross sum of Two Million Dollars (US $2,000,000) payable in installments as to:

2.2 $1,000,000 on December 30, 1999; $500,000 twenty days thereafter and the balance of the gross sum less any expenses, forty five days thereafter, subject to fulfilment of terms in Schedule "A" hereto. Should the terms in Schedule "A" not be fulfilled within such time periods, both parties shall mutually agree in writing to extend the date for fulfilment of terms in Schedule "A" hereto in which event payment of any such installments shall also be postponed for delivery on the next day's date(s) after the fulfilment of such terms.

2.3 In furtherance of its obligations in respect of the License, the License will keep confidential all proprietary information in respect of the Rights to which it becomes privy as a result of the granting of the License.

2.4 The Licensee's exploitation of the Rights shall be of the highest standard and of such style, appearance, distinctiveness and quality as to protect and enhance the prestige of Licensor, the Rights, and the goodwill pertaining thereto. All aspects of Licensee's planned exploitation of the Rights shall be subject to the prior written approval of the Licensor. Licensee shall be responsible for any and all fees, disbursements and expenses incurred in respect of exploiting the Rights in South Africa.

3.      OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

3.1 As between the Licensor and the Licensee, the Licensor will continue to be the sole legal and beneficial owner of the Rights, subject to the License granted herein, and the Licensee agrees and acknowledges this.

3.2 Any materials created by or for Licensee or any parent, subsidiary or affiliate of Licensee, relating to or embodying any of the Rights, including without limitation, designs, computer software, derivations, artwork, or otherwise shall be deemed to be works made for hire for Licensor under U. S. copyright law. In the event any portion of such materials is not deemed not to be a work made for hire, Licensee hereby assigns to Licensor all worldwide right, title and interest in that material, including without limitation, all proprietary rights (such as copyright and trademarks) together with the goodwill derived from the use of those materials. Licensee hereby waives its "moral rights" or similar rights to any materials created by it under this agreement.

3.3 Licensee covenants that all goodwill associated with any trademarks relating to the Rights shall inure directly and exclusively to the benefit of Licensor. All trademarks and service marks which, and/or the right to use which, arise out of the license granted under this Agreement shall be and remain the sole property of Licensor. Licensee shall not at any time acquire or claim any right, title or interest in such trademarks or service marks other than the limited license expressly granted. All right, title or interest in such trademarks and service marks that come into existence as a result, or during the term of, of the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor.


4.      WARRANTIES AND REPRESENTATIONS OF THE LICENSOR

4.1 The Licensor hereby represents and warrants to the Licensee, and acknowledges that the Licensee is relying thereon in entering into this Agreement, as follows:

        (a)    the Licensor is the legal and beneficial owner of the Rights;

        (b) the Licensor has the full right and authority and has taken all necessary corporate steps and has obtained all consents and approvals required to grant the License set out herein to the Licensee; and



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        (c)    the Licensor has not previously sold, assigned, transferred, encumbered, mortgaged, charged, pledge as security, or otherwise disposed of any of its interest in and to the Rights nor has it granted an option to any other party to acquire any interest in and to the Rights so as to impair the grant of the License herein.


4.2 Licensee represents and warrants to the Licensor, and acknowledges that the Licensor is relying thereon in entering this Agreement as follows:

        (a) the Licensee is duly incorporated, valid and existing and in good standing under the laws of the jurisdiction in which it was incorporated;

        (b) the Licensee has the full right, power, legal capacity and authority to enter into this Agreement, to carry out its terms, and to receive the Rights, license and privileges granted in this Agreement; and

        (C) the Licensee has not and will not, assign, transfer, lease, convey or grant a security interest in or otherwise similarly dispose of the Rights, the License or any related materials.



5       INDEMNIFICATION

5.1 To the extent and in the amount that Licensor shall have received any amounts from Licensee, the Licensor will defend, indemnify and hold harmless the Licensee and its officers, employees and agents from and against all damages, costs, liabilities, expenses, judgments, actions, demands, debts, commercial losses and claims suffered or incurred by such persons, including reasonable legal fees and disbursements as a result of any breach or default by the Licensor of its representations, warranties, covenants, obligations and agreements in this Agreement.

5.2 Licensee will protect, indemnify and hold harmless Licensor and its officers, employees and agents from and against all damages, costs, liabilities, expenses, judgments, actions, demands, debts, commercial losses and claims suffered or incurred by such persons, including reasonable legal fees and disbursements as a result of any breach or default by the Licensee of its representations, warranties, covenants, obligations or agreements contained in this Agreement.


6.      TERM AND TERMINATION

6.1 The term of this Agreement will commence on the Effective Date and will remain in effect for a term of 10 years unless earlier terminated as set forth herein.

6.2 Licensor may terminate this Agreement at any time in the event that (a) either Licensee is in material breach of its obligations under this agreement and (b) that material breach continues unremedied for a cure period of thirty
(30) days after written notice of that breach is sent by Licensor. Moreover, either party may terminate this Agreement after the Effective Date upon thirty
(30) days written notice for any reason whatsoever.

6.3. This Agreement shall immediately terminate with respect to Licensee, without the requirement of any notice from Licensor, upon the occurrence of any of the following:

                        a. if Licensee shall file a petition in bankruptcy or make an assignment for the benefit of creditors, or if any bankruptcy proceeding or assignment for the benefit of creditors shall be commenced against Licensee and not be dismissed within sixty (60) days after the date of its commencement;

                        b. the insolvency of Licensee



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                        c. the cessation by Licensee of a substantial portion of
its business;

                        d. any act by Licensee or any agent which Licensor reasonably believes is in violation of the Foreign Corrupt Practices Act (15 USCS 7dd-1), as amended from time to time; or

                        e. if Licensee intentionally permits any Rights to be used illegally or outside the terms of this Agreement, including, without limitation, using, reselling or exporting the Rights outside South Africa.

6.4. This Agreement shall immediately terminate, without the right to cure and without notice from Licensor, in the event of any unauthorized use of the Rights.

6.5 Upon the expiration or the termination of this Agreement, all rights granted to Licensee shall terminate and revert to Licensor. Licensee shall execute all instruments reasonably required to confirm that reversion of rights and termination of this Agreement.

6.6. Upon expiration or earlier termination of the this Agreement, Licensor shall immediately cease further exercise of any Rights and/or License granted hereunder.


7.      GENERAL

7.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties unless reduced to writing and signed by the parties.

7.2 This Agreement represents the entire agreement of the parties with respect to the subject matter referred to herein and there are no representations, warranties, collateral agreements, or conditions except as herein specified.

7.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

7.4 This Agreement will be governed by and construed exclusively in accordance with the laws of the State of California without regard or application of its conflicts or choice of law provisions.

7.5 This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Licensee shall not assign this Agreement or any of its rights, licenses or privileges, without the prior written permission and consent of Licensor. Licensor may assign this Agreement without restriction.

7.6 If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Agreement. All other conditions and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

7.7 No waiver of any of the provisions of this Agreement by either party will constitute a waiver of any other provision (whether or not similar), nor will any waiver constitute a continuing waiver unless otherwise expressly agreed in writing.

7.8 The Licensor and the Licensee will comply with all applicable laws, rules and regulations of competent public authorities relating to their respective covenants and obligations under this Agreement and will procure all applicable licences and will pay all fees and other charges required thereby.



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7.9 Nothing contained herein will be deemed or construed to create between the parties a partnership, joint venture or relationship of principal and agent or employer and employee. Neither party will have the authority to act on behalf of the other party or to commit the other party in any manner or cause whatsoever or to use the other party's name in any way not specifically authorized by this Agreement. Neither party will be liable for any act, omission, representation, warranty, obligation or debt of the other party even if informed of such act, omission, representation, warranty, obligation or debt.

7.10 Neither party shall be liable to the other for any loss, damage or default occasioned by strike, civil disorder, governmental decree or regulation, acts of God or any other force majeure. Notwithstanding the event of a force majeure, all payments due to Licensor hereunder shall continue to be due and owing.

7.11 The section headings used in this agreement are for convenience only and shall have no legal effect whatever.

7.12 Where appropriate in context throughout this agreement, the use of the singular shall include the plural, any shall include all, and the disjunctive shall include the conjunctive, and vice versa.

7.13 This agreement may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument. This agreement may be transmitted by facsimile, and it is the intent of the parties for the facsimile of any signature printed by a receiving facsimile machine to be an original signature and for the facsimile and any complete photocopy of the agreement to be deemed an original counterpart.



               IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered, to have effect as of the Effective Date.

NETSTAFF, INC.

BY:  /S/ PATRICK RYLEE

TITLE:  PRESIDENT, CEO



COMMODORE SALES CORP.

BY: /S/ DAVID GUEVARA

Title: President






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                                  SCHEDULE "A"




Two days prior to the due payment date of the second instalment of license fee of US$500,000, the Licensor shall produce a report to the Licensee demonstrating the effectiveness of the MLS system used in US by providing a list of staffing companies or corporations registered with NetStaff as members of the MLS service, which list of staffing companies or corporations should be a minimum number of Forty (40).



Two days prior to the due payment date of the third and final instalment of license fee of the net balance (US$2,000,000 gross sum less agreed upon expenses), the Licensor shall produce a report to the Licensee of a list of staffing companies or corporations registered with NetStaff as members of the MLS service, which list of staffing companies or corporations should be a minimum number of One Hundred (100).


Any and all interest accruing on the above-said amounts pending Licensor's fulfillment of the terms set forth above, shall belong exclusively to, and shall be deemed to be the property of, NetStaff and shall be payable at the same time that each of the principal installments is paid.


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